UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  06/23/2005

OCTEL CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  1-13879

Delaware	98-0181725
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

Global House, Bailey Lane, Manchester, M90 4AA
(Address of Principal Executive Offices, Including Zip Code)

011 44 161 498 8889
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Octel Corp. today announced that by a resolution of its board of directors dated June 21, 2005, Paul Jennings, aged 48, has been appointed, with effect from June 23, 2005, as the President and Chief Executive Officer of the Corporation, and has also been elected to serve as an executive director on the Corporation's board until the next Annual Meeting of Shareholders of the Corporation, when Mr Jennings will be nominated for election for a term of three years.

Mr Jennings joined Octel Corp. as Chief Financial officer in November 2002 and in addition to his role, in March 2004 Mr Jennings also became Business Director for the Company's Tetra Ethyl Lead business.

The material employment terms and details of the board committees on which Mr Jennings will serve have not yet been determined. Relevant information will be furnished on amended Form 8-K once determined.

The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 5.02, including the attached Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OCTEL CORP.

Date: June 23, 2005.	By:	/s/ Andrew Hartley
Andrew Hartley
General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated June 23, 2005 announcing appointment of CEO